Exhibit 10.1

Final Execution Copy

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made as of the 3rd day of September, 2014 by and among Novatel Wireless, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

RECITALS

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement: (i) an aggregate of 7,363,334 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) warrants to purchase an aggregate of 4,117,647 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.26 per share in the form attached hereto as Exhibit A (the “Warrants”); and (iii) an aggregate of 87,196 shares (the “Preferred Shares”) of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share, such Preferred Shares to have the relative rights, preferences, limitations and designations set forth in the Certificate of Designations of Series C Convertible Preferred Stock in the form attached hereto as Exhibit B (the “Certificate of Designation”) and to be convertible, subject to adjustment in accordance therewith, into an aggregate of 871,960 shares of Common Stock (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, to the extent the Preferred Shares, in connection with any such reclassification, become convertible into such securities pursuant to the Certificate of Designation) (the “Conversion Shares”), all at a purchase price (the “Per Share Price”) of (a) $1.75 per Common Share plus, in each case, the related Warrant and (b) $17.50 per Preferred Share; and

C. Contemporaneous with the sale of the Common Shares, the Warrants and the Preferred Shares, the parties hereto will execute and deliver an Investors’ Rights Agreement, in the form attached hereto as Exhibit C (the “Investors’ Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain information rights, board representation rights and registration rights with respect to the Common Shares, the Warrant Shares and the Conversion Shares under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means any day, other than a Saturday, Sunday or other day, on which banks in the City of New York are authorized or required by law or executive order to remain closed.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Company’s Knowledge” means, with respect to any statement made to the Company’s Knowledge, that such statement is based on the actual knowledge of the executive officers of the Company (as defined in Rule 405 under the Securities Act) having responsibility for the matter or matters that are the subject of the statement, after reasonable inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, customer information and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire (whether by conversion, exchange, exercise or otherwise) any of the foregoing, including all equity awards granted under any stock plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting the U.S. or global economy or capital markets in general or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company or any of its Subsidiaries; (ii) effects caused by changes in applicable law or GAAP (as defined below), provided that such effects are not borne disproportionately by the Company or any of its Subsidiaries; (iii) effects caused by changes in the market price or trading volume of the Common Stock on any trading market (provided that the underlying causes of such changes (subject to the other provisions of this paragraph) shall not be excluded); (iv) effects caused by failure(s) by the Company to meet any operating projections or forecasts, or published revenue or earnings predictions (provided that the underlying causes of such failure(s) (subject to the other provisions of this paragraph) shall not be excluded); (v) effects caused by earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (vi) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement; and (vii) effects caused by any action or failure to take action, in each case, expressly consented to or requested by the Investors.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings (as defined below) pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Plan” means each “employee benefit plan” within the meaning of section 3(3) of ERISA and all other material plans, arrangements, policies, programs, agreements or other commitments providing for retirement, employee benefits, compensation, incentive compensation or fringe benefits, including, without limitation, any material employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance plan, and any life, health, disability or accident insurance plan, whether oral or written, and whether or not subject to ERISA, to which the Company or any of its Subsidiaries sponsor, maintain or contribute, on behalf of any current or former employee, executive, director, officer, consultant or independent contractor, or to which the Company or any of its Subsidiaries have or could have any direct or indirect, actual or contingent liability.

“Registration Statement” has the meaning set forth in the Investors’ Rights Agreement.

“Required Investors” means (i) prior to Closing (as defined below), the Investors who, together with their Affiliates, have agreed to purchase a majority of the Shares to be sold hereunder and (ii) from and after the Closing the Investors who, together with their Affiliates, beneficially own (calculated in accordance with Rule 13d-3 under the Exchange Act without giving effect to any limitation on the exercise of the Warrants set forth therein) a majority of the Common Shares and the Warrant Shares issuable pursuant hereto.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Securities” means the Shares, the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” means the Preferred Shares and the Common Shares being purchased by the Investors hereunder.

“Subsidiary” shall mean with respect to any Person, any other Person (a) of which the initial Person directly or indirectly owns or controls more than 50% of the voting equity interests or has the power to elect or direct the election of a majority of the members of the governing body of such Person, or (b) which is required to be consolidated with such Person under United States generally accepted accounting principles.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Certificate of Designation, the Warrants and the Investors’ Rights Agreement.

1.2 Other Capitalized Terms. The following terms shall have the meanings specified in the indicated section of this Agreement.

Term	Section
10-K	4.8
Agreement	Preamble
Certificate of Designation	Recitals
Closing	3
Closing Consideration	3
Closing Date	3
Common Shares	Recitals
Common Stock	Recitals
Company	Preamble
Company Board Recommendation	6.3(b)
Conversion Shares	Recitals
DGCL	4.33(b)
Disclosure Schedules	4
Environmental Laws	4.20
Evaluation Date	4.11
GAAP	4.9
Infringe	4.17(d)
Investor	Preamble
Investor Indemnified Party	8.2
Investors’ Rights Agreement	Recitals
License Agreements	4.17(b)
Per Share Price	Recitals
Permits	4.15
Preferred Shares	Recitals
Proposals	6.3(a)
Proxy Statement	6.3(a)
Regulation D	Recitals
SEC	Recitals
SEC Filings	4.8
Short Sales	5.11
Stockholders Meeting	6.3(a)
Subsequent Stockholders Meeting	6.3(a)
Transfer Agent	6.1(c)
Warrant Shares	Recitals
Warrants	Recitals

1.3 Rules of Construction. Unless the context otherwise requires (a) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, (b) the terms “Dollars,”

“dollars” and “$” mean United States Dollars, (c) references herein to a specific Section, recital or Exhibit shall refer, respectively, to Sections, recitals or Exhibits of this Agreement, (d) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” and (e) references herein to any gender or no gender shall include each other gender; references herein to any law shall be deemed to refer to such law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder.

2. Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each Investor shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the Shares and Warrants in the amounts set forth opposite such Investor’s name on the signature pages attached hereto in exchange for the applicable Per Share Price multiplied by the number of Shares to be purchased by such Investor as specified in Section 3 below.

3. Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware. Unless other arrangements have been made with a particular Investor, upon confirmation that the Certificate of Designation has been filed and has become effective, the Company shall deliver to Paul, Weiss, Rifkind, Wharton & Garrison LLP, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Preferred Shares and Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the aggregate amounts to be paid to the Company by all of the Investors (the “Closing Consideration”). Unless other arrangements have been made with a particular Investor, upon such receipt by Paul, Weiss, Rifkind, Wharton & Garrison LLP of the certificates, each Investor shall promptly, but no more than one (1) Business Day thereafter, cause a wire transfer in United States dollars and in immediately available funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the Closing Consideration as set forth on the signature pages to this Agreement. On the date that the Company receives payment in full of the Closing Consideration (the “Closing Date”), the Company will instruct (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP to release the certificates evidencing the Preferred Shares and Warrants to the Investors and (b) instruct its transfer agent to deliver to Paul, Weiss, Rifkind, Wharton & Garrison LLP, on behalf of the Investors, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Common Shares (the “Closing”); provided, that notwithstanding the foregoing in this Section 3, the Closing Date shall be no earlier than September 8, 2014. The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4. Representations and Warranties of the Company. Except as (a) set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or other representations relating to the subject matter of such disclosures if the relevance of such item would be reasonably apparent, or (b) specifically disclosed in the SEC Filings (excluding, in each case, any disclosures solely contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained or referenced therein relating to information factors or risks that are predictive, cautionary or forward-looking in nature), which shall be deemed to qualify all representations made herein, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Investors:

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have or reasonably be expected to result in a Material Adverse Effect. The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2 Authorization. The Company has all corporate power and authority and, except for the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of the Transaction Documents, (b) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Securities. Each of the Transaction Documents to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; (ii) applicable United States federal or state securities laws limits on indemnification; and (iii) the effect of rules of law governing the availability of equitable remedies.

4.3 Valid Issuance. The Common Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the Preferred Shares will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and shall be entitled to the rights and preferences set forth in the Certificate of Designation. Upon the due conversion of the Preferred Shares, the Conversion Shares will be validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Warrants have been duly and validly authorized. Upon the valid exercise of the Warrants and payment of the exercise price, the Warrant Shares will be validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.4 Capitalization. Schedule 4.4 sets forth as of the date this Agreement (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans (including any outstanding stock appreciation rights and “phantom stock” plans or agreements or any similar plan or agreement); and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s and its Subsidiaries’ capital stock have been duly authorized and validly issued and are fully paid and nonassessable, were issued in full compliance with applicable state and federal securities laws and were not issued in violation of any preemptive right. All of the issued and outstanding shares of capital stock of each Subsidiary are owned, directly or indirectly, by the Company, beneficially and of record. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide any funds to or make any investment in respect of any unsatisfied subscription obligation or capital contribution or capital account funding obligation in any Person. Except as described on Schedule 4.4 and except as provided in the Investors’ Rights Agreement, (i) no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person, (ii) there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company or any of its Subsidiaries is a party or, to the Company’s Knowledge, between or among any of the Company’s or any of its Subsidiaries’ stockholders, (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound having the right to vote on any matter which the stockholders of the Company or its Subsidiaries, as the case may be, may vote, (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries, (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions (other than the Preferred Shares), and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and (vi) there are no outstanding securities, options, warrants, calls, rights, commitments, profits interests, stock appreciation rights, phantom stock agreements, arrangements or undertakings to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional Equity Securities of the Company or any of its Subsidiaries (or any security convertible or exercisable therefor) or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

4.5 Consents. Except for the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, no consent, order, authorization, or approval or other action by, no lapse of a waiting period, and no notice to or filing with, any governmental body, agency, or official or any other Person is required for the due execution, delivery, and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, except for (a) those consents and approvals that have been obtained or made on or prior to the date hereof and that are in full force and effect, (b) filings with the SEC on Form 8-K, (c) the filing of an additional listing application with NASDAQ, (d) the filing of the Registration Statement under the terms of the Investors’ Rights Agreement, and (e) post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. To the Company’s Knowledge, there are no facts or circumstances that might prevent the Company from obtaining or effecting any of the foregoing clauses (b) through (e).

4.6 Compliance with Governing Documents and Laws.

(a) The Company is in compliance with, and is not in default under, its Amended and Restated Certificate of Incorporation and its Bylaws.

(b) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws and all orders issued by any court or governmental authority. To the Company’s Knowledge, there is no existing or proposed law which could reasonably be expected to prohibit or restrict the Company or any of its Subsidiaries from, or otherwise materially adversely effect any of the foregoing in, conducting its business in any jurisdiction in which it currently conducts business.

(c) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed on The NASDAQ Global Select Market and the Company has not taken any action designed to, or reasonably likely to, have the effect of violating the listing requirements of, or terminating the registration of the Common Stock under the Exchange Act or delisting or suspending the Common Stock from The NASDAQ Global Select Market. During the one (1) year period prior to the Closing Date, (i) the Common Stock has been designated for quotation or listed on The NASDAQ Global Select Market, (ii) trading in the Common Stock has not been suspended by the SEC or NASDAQ and (iii) the Company has received no communication, written or oral, from the SEC or NASDAQ regarding the suspension or delisting of the Common Stock from The NASDAQ Global Select Market.

4.7 Offering. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the offer, sale and issuance by the Company of the Shares, the Warrants, the Conversion Shares, and the Warrant Shares will be exempt from the registration requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable securities laws of any state of the United States.

4.8 SEC Filings. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “10-K”), and all other reports filed by the Company pursuant to the Exchange Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period. Except as listed on Schedule 4.8, as of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all of the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. None of the SEC Filings as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.9 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, except for normal year-end audit adjustments and as otherwise as permitted by Form 10-Q under the Exchange Act).

4.10 Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Filings and is not so disclosed that would have or reasonably be expected to result in a Material Adverse Effect.

4.11 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 that are currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets and incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established effective disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act. During the twelve (12) months prior to the date of this Agreement, none of the Company or any of its Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

4.12 No Conflict, Breach, Violation or Default. Subject to the filing of the Certificate of Designation with the State of Delaware, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under the Company’s Amended and Restated Certificate of Incorporation or the Company’s Bylaws both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, except those which have not had and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or (b) conflict in any material respect with, or constitute a material default (or an event that with notice or lapse of time or both would become a default in any material respect) under any Material Contract.

4.13 Tax Matters. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has timely filed (or timely filed for an extension for) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audit by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate be material to the Company and its Subsidiaries, taken as a whole, all taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Filings. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.14 Title to Properties. The Company and each of its Subsidiaries has good and marketable title to all real properties and good and valid title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company and each of its Subsidiaries holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.15 Permits. The Company and each of its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it (the “Permits”), except where such failure has not had and would not reasonably be expected to have a material effect on the Company and its Subsidiaries, taken as a whole, and such Permits are in full force and effect. The Company and each of its Subsidiaries is in compliance with each of its Permits in all material respects and no material violations are or have been recorded in respect of any Permits. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company or such Subsidiary, would reasonably be expected to have a material effect on the Company and its Subsidiaries, taken as a whole.

4.16 Material Contracts. Neither the Company nor any of its Subsidiaries is in default under or in violation or breach of any Material Contract to which any of them is a party and, to the Company’s Knowledge, no third party defaults exist thereunder, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

4.17 Intellectual Property.

(a) All Intellectual Property owned by the Company and its Subsidiaries which has been registered with a governmental authority and which is necessary for the operation of the business as currently conducted is currently in material compliance with all legal requirements (including timely filings, proofs and payments of fees) and, to the Company’s Knowledge, is valid and enforceable. No

Intellectual Property owned by the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted has been or is now subject to any cancellation proceeding, or material dispute or litigation seeking to cancel or limit, or terminate the Company’s or its Subsidiaries’ ownership interest in, such Intellectual Property, and, to the Company’s Knowledge, no such action is threatened. No patent owned by the Company or its Subsidiaries has been or is now subject to any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted to which the Company or any Subsidiary is a party (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, and, to the Company’s Knowledge, are valid and enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and no event has occurred and, to the Company’s Knowledge, no condition currently exists which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a material default by the Company or any of its Subsidiaries under any such License Agreement.

(c) To the Company’s Knowledge, the Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted. To the Company’s Knowledge, the Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used in the respective businesses of the Company and its Subsidiaries.

(d) To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ respective businesses as currently conducted do not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information owned by the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted are not being Infringed by any third party. Except as disclosed on Schedule 4.17, there is no litigation or order against the Company or its Subsidiaries that is pending or outstanding or, to the Company’s Knowledge, threatened, that seeks to limit or challenge, or that concerns the ownership, use, validity or enforceability of, any Intellectual Property or Confidential Information owned by the Company and its Subsidiaries, or that seeks to limit or challenge the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in a material alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted.

(f) The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted has executed an agreement or are otherwise subject to duties of confidentiality to maintain the confidentiality of such Confidential Information. Except under confidentiality obligations, to the Company’s Knowledge, there has been no material disclosure of any of the Company’s or its Subsidiaries’ material Confidential Information to any third party. The Company and each of its Subsidiaries is in material compliance with all applicable laws regarding the collection, use and protection of personally identifiable information and with the Company’s and its Subsidiaries’ privacy policies.

4.18 Employment Matters. Except as disclosed on Schedule 4.18(i), no material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a labor union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is or, in the last five (5) years, has been a party to a collective bargaining agreement nor is any such agreement currently being negotiated (nor is the Company or any of its Subsidiaries currently obligated to negotiate). The Company and each of its Subsidiaries believe that its relations with its employees are generally good and no union organizing activities are taking place. Except as disclosed on Schedule 4.18(ii), no executive officer of the Company (as defined in Rule 405 of the Securities Act) has notified the Company or any of its Subsidiaries that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary within the next six (6) months. To the Company’s Knowledge, no executive officer or key employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any restrictive covenant in favor of any third party which would have or would reasonably be expected to result in a Material Adverse Effect, and to the Company’s Knowledge, the continued employment of each such executive officer or key employee does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters, except, in each case, compensation for services rendered and other matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company believes that, except as would not have or not reasonably be expected to have a Material Adverse Effect, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to labor, employment and employment practices and benefits, terms and conditions of employment, employee classification, and wages and hours, tax withholding and reporting, prohibited discrimination, pay equity, equal employment, fair employment practices, safety and health, advance notice for termination of employment including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state laws and immigration status.

4.19 Employee Benefit Plans.

(a) Neither the Company nor any Subsidiary nor any other entity which, together with the Company or any Subsidiary would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code maintains or contributes to, or has within the preceding six (6) years maintained or contributed to, or has any liability with respect to, any Plan subject to Title IV of ERISA or Section 412 of the Code. Except as would not be material to the Company and its Subsidiaries, taken as a whole: (i) each Plan (and related trust, insurance contract or fund) has been established and administered in all material respects in accordance with its terms, and complies in all material respects in form and in operation with the applicable requirements of ERISA and the Code and all other applicable laws; and (ii)

all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Plan.

(b) Except as would not be material to the Company and its Subsidiaries, taken as a whole, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service that the form of the Plan satisfies Section 401(a) of the Code and no circumstance, fact or event has occurred or exists that is reasonably likely to adversely affect the qualified status of any such Plan.

(c) Neither the execution of this Agreement and each of the other Transaction Documents nor the consummation of the transactions contemplated by the foregoing will either alone or in combination with another event result in (i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) any payment, compensation or benefit becoming due to any current or former employee, director, consultant or independent contractor of the Company or any Subsidiary; (iii) acceleration of the time of the payment or vesting of, or increase in the amount of, compensation due to any current or former employee, director, consultant or independent contractor of the Company or any of its Subsidiaries; (iv) any material obligation pursuant to any of the Plans; or (v) the payment of any amount that, individually or in combination with any other such payment, right, or benefit constitutes an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

(d) With respect to any material Plan or exclusion therefrom with respect to any independent contractor, (i) no actions, liens, lawsuits, claims, proceedings or investigations or complaints (other than routine claims for benefits) are pending or, to the Company’s Knowledge, threatened, (ii) to the Company’s Knowledge, no facts or circumstances exist that give rise to any such actions, suits or claims, proceedings or investigations that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guarantee Corporation, the Internal Revenue Service or any other governmental authority is pending, in progress, or to the Company’s Knowledge, threatened.

(e) Neither the Company nor any Subsidiary has any liability, whether absolute or contingent, including any obligations under any Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee or with respect to any current or former employee classified as exempt from overtime wages, which would be material to the Company and its Subsidiaries, taken as a whole.

(f) All Plans subject to Section 409A of the Code or similar law have been operated and administered in all material respects in compliance with Section 409A of the Code or similar law.

(g) Schedule 4.19(g) contains a true, correct and complete list of each Plan.

4.20 Environmental Matters. To the Company’s Knowledge, none of the Company or any of its Subsidiaries (a) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (b) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (c) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (d) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a material effect on the Company and its Subsidiaries, taken as a whole; and there is no pending investigation or, to the Company’s Knowledge, investigation threatened in writing that might lead to such a claim.

4.21 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened against the Company or its Subsidiaries, as the case may be, that questions the validity of this Agreement, the Securities or the right of the Company to enter into the Transaction Documents, or to consummate the transactions contemplated hereby or thereby, or that would reasonably be expected to have, individually or in the aggregate, a material effect on the Company and its Subsidiaries, taken as a whole. No judgment, injunction or order of any nature has been issued by any court of other governmental authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement, the Transaction Documents or the transaction contemplated hereby or thereby.

4.22 Insurance Coverage. The Company and each of its Subsidiaries maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

4.23 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.24 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.25 Private Placement. Assuming the accuracy of the representations and warranties of the Investors in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

4.26 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration of the transactions contemplated hereby or that would require registration of the Securities under the Securities Act.

4.27 Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (b) sold, bid for, purchased or paid any compensation for soliciting purchases of, any of the Securities in violation of Regulation M under the Exchange Act, or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

4.28 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (f) violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977.

4.29 Transactions with Affiliates and Employees. None of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

4.30 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

4.31 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the last financial statements included in the SEC Filings, except as specifically disclosed in a subsequent SEC Filing filed prior to the date hereof: (a) there has been no Material Adverse Effect; (b) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations of any nature (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC; (c) neither the Company nor any of its Subsidiaries has altered materially its method of accounting or the identity of its auditors; (d) neither the Company nor any of its Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (e) neither the Company nor any of its Subsidiaries has issued any securities to any officer, director or Affiliate, except pursuant to its existing stock plans or executive and director compensation arrangements disclosed in the SEC Filings; and (f) neither the Company nor any of its Subsidiaries has sold any material assets. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor, to the Company’s Knowledge, does it have any reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. Neither the Company nor any of its Subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Neither the Company nor any of its Subsidiaries is and, after giving effect to the transactions contemplated hereby and by the other Transaction Documents, will be insolvent. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the transactions contemplated by the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur or may occur, with respect to the Company or any of its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) Business Day prior to the date that this representation is made.

4.32 U.S. Real Property Holding Corporation. None of the Company or any of its Subsidiaries is, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

4.33 Application of Takeover Protections.

(a) The Company and its Board of Directors has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Amended and Restated Certificate of Incorporation (or other governing documents) or laws (including any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulations enacted under federal or state laws) that are or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Common Shares, the Warrant Shares and the Conversion Shares and any Investor’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(b) Without limiting the generality of the foregoing representations and warranties contained in this Section 4.33, the Board of Directors of the Company has adopted resolutions approving the transactions contemplated hereby and the Transaction Documents for purposes of Section 203(a)(i) of the Delaware General Corporations Law (the “DGCL”) in order to provide that the restrictions on “business combinations” set forth and defined therein shall not apply to the Company or the Investors as a result of the consummation of such transactions. As a result of the adoption of such resolutions by the Board of Directors of the Company, no Investor shall be deemed an “interested stockholder” for purposes of Section 203 of the DGCL as a result of the consummation of the transactions contemplated by the Transaction Documents.

4.34 Disclosure. All disclosure provided to the Investors regarding each of the Company and its Subsidiaries, its business and properties, and the transactions contemplated hereby, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, taken as a whole and in the light of the circumstances under which they were made, not materially misleading.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

5.1 Organization and Existence. Such Investor, if such Investor is an entity, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority, and if such Investor is a natural person, all requisite power and authority, to invest in the Securities pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized by all necessary corporate action or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by such Investor and is, or when delivered in accordance with the terms hereof, will constitute a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by: (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; (b) applicable United States federal or state securities laws limits on indemnification; and (c) the effect of rules of law governing the availability of equitable remedies.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Neither such Investor nor any Affiliate of such Investor is a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor understands that the purchase of the Securities involves substantial risk and acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Prior to the time of purchase of any Securities, such Investor received a copy of this Agreement. Such Investor has reviewed this Agreement, and has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify such Investor’s understanding of the terms thereof and of the Company’s business and status thereof. Such Investor acknowledges that no officer, director, attorney, broker–dealer, placement agent, finder or other person affiliated with the Company has given such Investor any information or made any representations, oral or written, other than as expressly provided in this Agreement, on which the Investor has relied upon in deciding to invest in the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of such Investor to rely thereon. Such Investor acknowledges and agrees that this Agreement contains all representations and warranties made by the Company to the Investor in connection with the offering, sale and purchase of the Securities.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.7 Accredited Investor. At the time such Investor was offered the Shares and Warrants, it was, and at the date hereof it is, and on the Closing Date and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

5.8 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.9 Consultation With Own Attorney. Such Investor has been advised to consult with its own attorney and other financial and tax advisers regarding all legal matters concerning an investment in the

Company and the tax consequences of purchasing the Securities, and has done so, to the extent such Investor considers necessary.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11 Certain Trading Activities. Such Investor has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to the Investor’s investments and trading or information concerning the Investor’s investments or (c) is subject to the Investor’s review or input concerning the Investor’s investments or trading, engaged in any sale or purchase in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Investor was first contacted by the Company regarding the investment in the Company contemplated herein through the date hereof and the Closing Date. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.12 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.13 Residence. Such Investor’s residence (if an individual) or office in which its investment decision with respect to the Securities was made (if an entity) is located at the address immediately below such Investor’s name on its signature page hereto.

5.14 Regulation M Compliance. Such Investor is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Investors, and agrees to comply with such rules.

6. Other Agreements of the Parties.

6.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Section 6, each Investor, severally but not jointly, covenants and agrees that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that such Investor provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and restrictive legends in substantially the following form, until such time as they are not required under Section 6.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THE TRANSFER OF ALL OR ANY PORTION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT IS SUBJECT TO THE RESTRICTIONS AND CONDITIONS SPECIFIED IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE ISSUER AND THE INITIAL PURCHASER. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT THAT IS NOT MADE IN COMPLIANCE WITH THE RESTRICTIONS AND CONDITIONS SET FORTH IN THE INVESTORS’ RIGHTS AGREEMENT AMONG THE ISSUER AND THE INITIAL PURCHASER SHALL BE ABSOLUTELY VOID AB INITIO. A COPY OF SUCH INVESTORS’ RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

(c) Removal of Legends. In connection with any sale or disposition of the Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to, issue replacement certificates representing the Securities sold or disposed of without restrictive legends. Provided that the Lockup Period (as defined in the Investors’ Rights Agreement) has expired, upon the earlier of (i) registration for resale pursuant to the Investors’ Rights Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares subsequently issued upon due conversion of the Preferred Shares and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect thereto. Certificates for Common Stock that are subject to legend removal hereunder may be transmitted by the Transfer Agent to an Investor by crediting the applicable balance account at the Depository Trust Company, as directed by such Investor.

6.2 Reservation of Common Stock. The Company shall, at all times following approval of the Proposals, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Preferred Shares and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Preferred Shares and the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

6.3 Proxy Statement; Stockholders Meeting.

(a) Promptly following the execution and delivery of this Agreement, the Company shall take all action necessary to call a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of seeking approval of the Company’s stockholders for (i) an increase in the total number of authorized shares of Common Stock to 100,000,000 shares and (ii) the issuance and sale to the Investors of the Securities, including any change of control which may be deemed to occur in connection therewith (the “Proposals”). In the event that the Proposals are not approved by the Company’s stockholders at the Stockholders Meeting, the Company shall take all action necessary to call one additional meeting of its stockholders (the “Subsequent Stockholders Meeting”) for the purpose of seeking approval of the Proposals, to be held no more than one year after the Closing Date, to the extent reasonably practicable. In connection with the Stockholders Meeting and, if applicable, the Subsequent Stockholders Meeting, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, if applicable, the Subsequent Stockholders Meeting, and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials (or, if permitted, notice of the availability of such proxy materials) to the stockholders of the Company. The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, each a “Proxy Statement”) and any form of proxy to be sent or made available to the stockholders of the Company in connection with the Stockholders Meeting or, if applicable, the Subsequent Stockholders Meeting, and each Proxy Statement shall not, on the date that such Proxy Statement (or any amendment thereof or supplement thereto) is first mailed or made available to stockholders or at the time of the Stockholders Meeting or the Subsequent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting or the Subsequent Stockholders Meeting which has become false or misleading. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in each Proxy Statement.

(b) Subject to its fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the Proposals (the “Company Board Recommendation”) at the Stockholders Meeting and, if applicable, the Subsequent Stockholders Meeting, and take all commercially reasonable action to solicit the approval of the stockholders for the Proposals unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of this Section 6.3(b). The Company covenants that the Board of Directors of the Company shall not modify, amend or withdraw the Company Board Recommendation unless the Board of Directors (after consultation with the Company’s outside counsel) shall determine in the good faith exercise of its business judgment that maintaining the Company Board Recommendation would be inconsistent with its fiduciary duties to the Company’s stockholders. Whether or not the Company’s Board of Directors modifies, amends or withdraws the Company Board Recommendation pursuant to the immediately preceding sentence, the Company shall in accordance with Section 146 of the DGCL and the provisions of its Amended and Restated Certificate of Incorporation and Bylaws, (i) take all action necessary to convene the Stockholders Meeting and, if necessary, the Subsequent Stockholders Meeting, to consider and vote upon the approval of the Proposals and (ii) submit the Proposals at the Stockholders Meeting or, if applicable, the Subsequent Stockholders Meeting to the stockholders of the Company for their approval.

6.4 Publicity. Except as otherwise contemplated hereby or as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company), which consents shall not be unreasonably withheld, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Each party agrees to consider the comments of the other parties reasonably and in good faith. No later than 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or NASDAQ.

6.5 Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

6.6 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

6.7 Listing of Securities. In the time and manner required by NASDAQ, the Company shall prepare and file with NASDAQ an additional shares listing application covering all of the Common Shares, Warrant Shares and Conversion Shares and shall use its reasonable best efforts to take all steps necessary to cause all of the Common Shares, Warrant Shares and Conversion Shares to be approved for listing as promptly as possible thereafter. The Company shall use its reasonable best efforts to maintain the listing of the Common Stock on The NASDAQ Global Select Market, including (a) taking all actions reasonably related to maintaining NASDAQ listing standards and (b) refraining from taking actions reasonably expected to cause the Company to not meet NASDAQ listing standards.

6.8 Form D. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Investor.

6.9 Tax Matters. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Investors. Each Investor, severally and not jointly with any other Investor, shall be responsible for all other tax liability that may arise as a result of holding or transferring the Securities by it.

6.10 Certain Interim Covenants. From the date of this Agreement until the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, conduct its business and operations in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material Permits, (iii) keep available the services of its directors, officers and other key personnel and (iv) maintain satisfactory relationships with customers, suppliers, lenders and other Persons with whom it has a material business relationship. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or any other Transaction Document, unless consented to in writing by the Required Investors, the Company shall not and shall cause each of its Subsidiaries not to:

(a) except as specifically contemplated by the Transaction Documents, amend its Amended and Restated Certificate of Incorporation or Bylaws (whether by merger, consolidation or otherwise) or take any action that would require a vote of the holders of its Common Stock;

(b)(i) split, combine or reclassify, (ii) declare, set aside or pay any dividend or other distribution in respect of, (iii) redeem, repurchase or otherwise acquire (except as may be required by any agreement with employees, officers, directors or consultants of the Company in effect on the date hereof upon termination of their employment or services), (iv) issue, deliver or sell (excluding issuances of options to purchase the Company’s Common Stock to employees in the ordinary course of business in a manner consistent with past practice or shares of Common Stock pursuant to the exercise of stock options or warrants of the Company outstanding as of the date hereof), or (v) amend any term or provision of any agreement, instrument or other document governing, in each case, any Equity Securities;

(c) create, incur, assume or permit to exist any Indebtedness in excess of $10,000,000 in the aggregate;

(d) change any methods of accounting, excepted as required by GAAP and as agreed to by the independent public accounts of the Company; or

(e) agree, or commit or offer to do any of the foregoing.

7. Conditions to Closing.

7.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties of the Company contained in Section 4 shall be true and correct in all material respects (other than representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date.

(b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date.

(c) The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 7.1.

(d) The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

(e) The Company shall have delivered a certificate or certificates to Paul, Weiss, Rifkind, Wharton & Garrison LLP registered in such name or names as the Investors may designate, representing the Preferred Shares and Warrants.

(f) The Company shall have obtained the consents, permits, approvals, registrations and waivers listed on Schedule 7.1 of the Disclosure Schedules, all of which shall be in full force and effect.

(g) The Company shall have executed and delivered the Investors’ Rights Agreement.

(h) The Investors shall have received an opinion of Paul Hastings LLP, dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit E.

(i) The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall be effective.

(j) Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(k) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties of the Investors contained in Section 5 shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made on and as of such date.

(b) The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Closing.

(c) The Company shall have obtained the consents, permits, approvals, registrations and waivers listed on Schedule 7.1 of the Disclosure Schedules, all of which shall be in full force and effect.

(d) The Investors shall have executed and delivered the Investors’ Rights Agreement.

(e) The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall be effective.

(f) The Investors shall have delivered the Closing Consideration to the Company in United States dollars and in immediately available funds in accordance with the provisions of Section 3.

(g) The Investors shall have executed and delivered that certain stock transfer side letter, in such form as shall be reasonably acceptable to the Company.

(h) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) upon the mutual written consent of the Company and the Investors;

(ii) by the Company if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) by an Investor (with respect to itself only) if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor;

(iv) by either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to September 10, 2014; or

(v) by either the Company or any Investor (with respect to itself only) if any governmental authority in the United States shall have been enacted, issued, promulgated, enforced or entered any judgment, injunction or similar order which is then in effect and is final and nonappealable and has the effect of making consummation of the transactions contemplated by the Transaction Documents illegal or otherwise preventing or prohibiting consummation of such transactions;

provided, however, that, except in the case of clauses (i) and (v) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents.

(b) In the event of a termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 7.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors.

(c) In the event of any termination of this Agreement as provided in this Section 7.3, this Agreement (other than this Section 7.3(c) and Section 9, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing in this Section 7.3(c) shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents.

8. Survival and Indemnification.

8.1 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of twelve (12) months; provided, however, that the representations and warranties of (a) the Company set forth in Sections 4.1, 4.2, 4.3 and 4.4 and (b) the Investors set forth in Section 5 shall survive indefinitely; and provided further that if notice of a claim for indemnification pursuant to Section 8.2 for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved. All of the covenants, agreements and obligations of the parties contained in this Agreement shall survive (a) until fully performed or fulfilled, unless noncompliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (b) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns (each, an “Investor Indemnified Party”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees and disbursements) to which such Person may become subject as a result of or arising out of (a) any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents or (b) any action, suit, claim, proceeding or investigation by any governmental authority, stockholder of the Company or any other Person (other than the Company or another Investor Indemnified Party) relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby (other than any losses, claims, damages, liabilities and expenses attributable to the acts, errors or omissions on the part of such Investor), and in each case, will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (iii) in the reasonable judgment of any such indemnified party, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and, in the event an indemnified party controls the defense of any claim under this Section 8, such indemnified party may not settle such claim without the Company’s prior written consent, which will not be unreasonably withheld. Notwithstanding anything in this Agreement to the contrary, the indemnifying party shall not be permitted to assume the defense of a claim if (x) such claim seeks remedies, in addition to or other than, monetary damages that are reasonably likely to be awarded, or (y) such claim involves a criminal proceeding.

8.4 Investigation. No investigation of the Company or any of its Subsidiaries by any Investor, whether prior to or after the date hereof, shall limit any Investor’s exercise of any right hereunder or be deemed to be a waiver of any such right.

8.5 Purchase Price Adjustment. Any indemnification payments pursuant to this Section 8 shall be treated as an adjustment to the applicable Closing Consideration for U.S. federal income and applicable state and local tax purposes, unless a different treatment is required by applicable law.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors if such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Investors”. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

9.2 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except for Persons entitled to indemnification pursuant to the terms of Section 8.

9.3 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (d) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (e) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Novatel Wireless, Inc.

9645 Scranton Road

San Diego, California 92121

Attention: President and Chief Operating Officer

Fax: (858) 812-3402

E-mail: ssouissi@novatelwireless.com

With a copy to:

Paul Hastings LLP

4747 Executive Drive, 12th Floor

San Diego, California 92121

Attention: Carl Sanchez and Teri O’Brien

Fax: (858) 458-3131

E-mail: carlsanchez@paulhastings.com; teriobrien@paulhastings.com

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.6 Expenses. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of reasonable attorneys’ fees and disbursements and accounting fees and disbursements, in connection with in connection with the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that in the event that the Agreement is terminated pursuant to Section 7.3, the Company’s obligation to reimburse the Investors for such expenses shall be limited to an aggregate amount equal to $150,000, and any expenses incurred by the Investors in excess of such amount shall be the responsibility of the Investors. The Company shall at all times be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby, including attorneys’ fees and disbursements and accounting fees and disbursements. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.7 Amendments and Waivers. No failure or delay on the part of the Company or any Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Investor at law, in equity or otherwise. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.9 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.10 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.11 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.12 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.13 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement or caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

The Company:

NOVATEL WIRELESS, INC.

By:	/s/ Alex Mashinsky

Name:	Alex Mashinsky
Title:	Interim Chief Executive Officer

[SIGNATURE PAGE TO NOVATEL WIRELESS, INC. PURCHASE AGREEMENT]

The Investors:

HC2 HOLDINGS 2, INC., a Delaware corporation

By:	/s/ Keith Hladek

Name: Keith Hladek Title: Chief Operating Officer

Aggregate Purchase Price: $14,411,764.50

Number of Common Shares: 7,363,334

Number of Preferred Shares: 87,196

Number of Warrants: 4,117,647

Address: Andrea L. Mancuso
Acting General Counsel & Corporate Secretary
c/o HC2 Holdings, Inc.
460 Herndon Parkway, Suite 150
Herndon, VA 20170

Telephone: (703) 639-4797

E-mail: amancuso@HC2.com

with a copy to:

Address: Jeffrey D. Marell
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Telephone: (212) 373-3105

Facsimile: (212) 492-0105

E-mail: jmarell@paulweiss.com

[SIGNATURE PAGE TO NOVATEL WIRELESS, INC. PURCHASE AGREEMENT]